SECOND AMENDMENT TO AGREEMENT OF SALE

     THIS SECOND AMENDMENT TO AGREEMENT OF SALE (this "Amendment") is made and entered into as of this 4th day of June, 1997, by and between AMBASSADOR VIII, L.P., a Delaware limited partnership ("Purchaser") and PARK COLONY INVESTORS, an Illinois limited partnership ("Seller").

                                  WITNESSETH:

     WHEREAS, Seller and Purchaser are parties to that certain Agreement of Sale, dated as of April 30, 1997 (the "Original Agreement"), that certain First Amendment to Agreement of Sale dated May 6, 1997 (the "First Amendment") (as amended the Original Agreement is hereinafter referred to as the "Agreement"), pursuant to which Purchaser has agreed to purchase and Seller has agreed to sell certain Property (as defined in the Agreement) legally described and depicted on Exhibit A attached to the Agreement;

     WHEREAS, Seller and Purchaser desire to amend the Agreement in accordance with the terms of this Amendment.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

1. All terms not otherwise defined herein shall have the meanings ascribed to each in the Agreement.

2.  The Closing Date for this transaction shall be extended to June 11, 1997.

3. Purchaser acknowledges that Seller has an outstanding first mortgage on the Property (the "Loan"). In consideration for Seller agreeing to extend the Closing Date, Purchaser hereby agrees to cooperate with Seller to negotiate a payoff arrangement with Seller's first mortgage lender (the "Lender") that is reasonably satisfactory to Seller, provided that:

     (a) Seller shall bear the costs of interest and principal (if any) accruing under the Loan from June 2, 1997 (the "Original Closing Date") through, but not including, the Closing Date; and

     (b) Purchaser shall bear the costs of any interest and principal (if any) accruing under the Loan on and after the Closing Date (the "Interest Charges").

Seller agrees to payoff the Loan at the earliest commercially reasonable payoff date and in accordance with the payoff arrangement negotiated with Lender pursuant to the terms of this paragraph. In addition to the foregoing Seller and Purchaser agree that Purchaser's obligation to pay the Interest Charges shall be adjusted, either up or down, by the difference between the prepayment penalty due at the time the Loan is paid off and the prepayment penalty that was due when the Loan was scheduled to be paid off on the Original Closing Date (the "Prepayment Adjustment"); provided, however, that if the Prepayment Adjustment is a credit to Purchaser and is greater in magnitude than the Interest Charges, then there shall be no credit to Seller, and in no event
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shall Purchaser be entitled to a credit from Seller as a result of the terms of this paragraph. (For example, if the Prepayment Adjustment is a $50,000 credit to Purchaser, and the Interest Charges are $125,000, the net costs to Purchaser shall be $75,000; however, if the Prepayment Adjustment is a $100,000 credit to Purchaser, and the Interest Charges are $75,000, then the net costs to Purchaser shall be $0, and Purchaser would not be entitled to any credit from Seller.)

4. Purchaser agrees to deposit $100,000.00 with the Escrow Agent as additional earnest money concurrently herewith. Such sum shall be included within the definition of Earnest Money for which Purchaser shall receive a credit at Closing.

7. Except as amended hereby, the Agreement and the Escrow Agreement shall be and remain unchanged and in full force and effect in accordance with its terms.

8. This Amendment may be executed in counterparts each of which shall be deemed an original, but all of which, when taken together shall constitute one and the same instrument. To facilitate the execution of this Amendment, Seller and Purchaser may execute and exchange by telephone facsimile counterparts of the signature pages, with each facsimile being deemed an "original" for all purposes.
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     IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first set forth above.

                         PURCHASER:

                         AMBASSADOR VII, L.P.,  a Delaware limited partnership

                         By:  Ambassador VIII, Inc.,, a Delaware
                              corporation

                              By:  /s/ Thomas J. Coorsh
                                     ---------------------------
                              Name:  Thomas J. Coorsh
                              Its:   Sr. Vice President

                         SELLER:

                         PARK COLONY INVESTORS,
                         an Illinois limited partnership

                         By:  Balcor Partners-84II, Inc., a
                              Delaware corporation,
                              its general partner

                              By:  /s/Michael J. Becker
                                     ------------------------------
                              Name:  Michael J. Becker
                              Its:   Managing Director
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